Exhibit 10.7

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement, dated as of February 19, 2019 (this “Amendment”), is entered into by and among FUBOTV INC., a Delaware corporation (“Borrower”), the Subsidiaries of Borrower party to the Credit Agreement (as defined below) from time to time (the “Guarantors”), as Guarantors, and AMC Networks Ventures LLC (“AMC”) as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and Lender (in such capacity, together with its successors and assigns in such capacity, the “Lender”) under the Credit Agreement.

RECITALS

WHEREAS, Borrower, the Guarantors and AMC are parties to that certain Credit and Guaranty Agreement, dated as of April 6, 2018 (as further modified and supplemented and in effect from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Administrative Agent and Lender make certain amendments to the Credit Agreement as set forth in this Amendment, so as to, among other things, permit the incurrence of certain Subordinated Indebtedness; and

WHEREAS, the Administrative Agent and Lender are willing to execute and deliver this Amendment on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

SECTION 2. Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a) Amendment to Section 1.1. The following defined terms are hereby added in appropriate alphabetical order to read in their entirety as follows:

“2019 Notes” shall mean Subordinated Indebtedness of Borrower consisting of that series of Convertible Promissory Notes of like tenor issued by Borrower on or after February 1, 2019 in an aggregate principal amount of up to $25,000,000.

“2019 Notes Conversion Condition” shall mean the conversion of at least 51% of the aggregate outstanding principal amount of the 2019 Notes into Capital Stock of Borrower (other than Disqualified Stock) in accordance with the terms of such 2019 Notes as they existed on the First Amendment Date.

“First Amendment Date” shall mean February 19, 2019.

“Fundraising Condition” means receipt by Borrower of at least $62,000,000 in net cash proceeds from the sale of any combination of (i) new Series E Preferred Stock of Borrower, (ii) Subordinated Indebtedness (including, for the avoidance of doubt, all 2019 Notes) and (iii) such other form of Indebtedness or Capital Stock as the Administrative Agent may consent to in its sole discretion, in each case issued on terms and conditions and subject to documentation acceptable to the Administrative Agent in its sole discretion.”

“Sky Subordinated Indebtedness” shall mean Subordinated Indebtedness of Borrower issued to Sky Ventures Limited pursuant to the terms of that certain $5,000,000 Subordinated Convertible Promissory Note, dated as of the date hereof, 2019, issued by the Borrower in favor of Sky Ventures Limited and subject to the terms of the Subordination Agreement, dated as of the date hereof by and between Sky Ventures Limited and the Administrative Agent.”

(b) Amendment to Section 6.4. Section 6.4 of the Credit Agreement is hereby amended by (a) replacing .”” at the end of Subsection 6.4(xiii) with “; and” and (b) adding new Subsection 6.4(xiv) to read as follows:

“(xiv) so long as (i) either (x) the Fundraising Condition has been met or (y) the 2019 Notes Conversion Condition has been met and (ii) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may redeem up to $5,000,000 of principal amount of Sky Subordinated Indebtedness and any accompanying accrued and unpaid interest (to the extent required to be paid pursuant to the terms of the 2019 Notes as in existence on the First Amendment Date)upon the exercise of the put option under that certain Letter Agreement, dated as of the date hereof, by and between Borrower and Sky Ventures Limited.”

(c) Amendment to Section 6.18. Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.18 Prepayments of Subordinated Indebtedness. Except as expressly permitted under Section 6.4, no Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Indebtedness prior to its scheduled maturity other than the redemption of up to $5,000,000 of principal amount of Sky Subordinated Indebtedness and any accompanying accrued and unpaid interest (to the extent required to be paid pursuant to the terms of the 2019 Notes as in existence on the First Amendment Date) upon the exercise of the put option under that certain Letter Agreement, dated as of the date hereof, by and between Borrower and Sky Ventures Limited so long as (i) either (x) the Fundraising Condition has been met or (y) the 2019 Notes Conversion Condition has been met and (ii) no Default or Event of Default shall have occurred and be continuing or would be caused thereby.”

SECTION 3. Representations and Warranties. Each Credit Party represents and warrants that as of the Amendment Effective Date, both before and after giving effect to this Amendment and the matters contemplated thereby (it being understood, for the sake of clarity, any breach of these representations and warranties shall be an Event of Default under the Credit Agreement):

(a) The representations and warranties contained in the Credit Agreement or in any other Credit Document, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

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(b) No approval or consent of, or filing with, any Governmental Authority is required to make valid and legally binding the execution, delivery or performance by Borrower or the Guarantors of this Amendment or any other documents executed in connection with this Amendment.

(c) No Default or Event of Default has occurred and is continuing, or would immediately arise as a result of the transactions contemplated by this Amendment.

(d) Each of Borrower and the Guarantors has duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of Borrower and each of the Guarantors enforceable against such person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(e) Immediately prior to and immediately after the consummation of the transactions contemplated by this Amendment on the date hereof, the Borrower and its Subsidiaries on a consolidated basis will be Solvent.

SECTION 4. Conditions of Effectiveness. The amendment of the Credit Agreement pursuant to Section 2 hereof is subject to the satisfaction, as determined by the Administrative Agent and Lender in their sole discretion (or waiver in the sole discretion of the Administrative Agent and Lender), of each of the following conditions (the date on which such conditions are satisfied, the “Amendment Effective Date”):

(a) Execution. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Credit Parties.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received (i) copies of each Organizational Document of each Credit Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated as of a date no more than thirty (30) days prior to the Amendment Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Person executing this Amendment or any other document executed in connection herewith; (iii) resolutions of the board of directors or similar governing body of the Borrower approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by the Borrower’s secretary or an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment; (iv) a good standing certificate (or, to the extent such concept exists, the applicable foreign equivalent) from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation; and (iv) such other documents as Administrative Agent may reasonably request.

(c) Fees and Expenses. Borrower shall have paid all reasonable and documented fees and expenses of the Administrative Agent and Collateral Agent (including the reasonable and documented legal fees and out-of-pocket expenses of Sullivan & Cromwell LLP, as outside counsel to AMC) submitted to Borrower at least two (2) Business Days prior to the expected Amendment Effective Date; provided that the foregoing shall not relieve the Borrower of its obligation to pay the reasonable and documented fees and expenses of the Administrative Agent and Collateral Agent following the Amendment Effective Date pursuant to Section 7 hereof.

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(d) Subordinated Notes.

(i) Borrower shall have received or substantially simultaneously with the Amendment Effective Date will receive gross proceeds of at least $12,000,000 from the issuance of Subordinated Indebtedness to holders of the Existing Preferred Stock (the “Subordinated Notes”), and the terms and conditions of such Subordinated Indebtedness and the documentation therefor shall be reasonably acceptable to the Administrative Agent.

(ii) The Administrative Agent shall have received a subordination agreement, duly executed by the Borrower and each of the lenders for the Subordinated Notes.

(iii) The Administrative Agent shall have received such other documents related to the Subordinated Notes as it may reasonably request, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

(e) Representations and Warranties. The representations and warranties set out in Section 3 shall each be true and correct, as of the Amendment Effective Date.

(f) No Default. No Default or Event of Default shall have occurred and be continuing or would immediately arise as a result of the transactions contemplated by this Amendment.

SECTION 5. Effect on the Credit Agreement and other Credit Documents.

(a) Upon the effectiveness of Section 2 hereof, on and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lender under the Credit Agreement or any of the other Credit Documents, nor constitute a waiver of any provision thereof.

(d) None of the Administrative Agent, the Collateral Agent or Lender is under any obligation to enter into or consent to this Amendment. The entering into of this Amendment by the Administrative Agent, the Collateral Agent and Lender shall not be deemed to limit or hinder any rights of any such party under the Credit Agreement or any other Credit Document, nor shall it be deemed to create or infer a course of dealing between any such party, on the one hand, and the Credit Parties, on the other hand, with regard to any provision thereof.

(e) The parties hereto agree that this Amendment or the transactions contemplated hereby shall not be construed as a novation of any of the Obligations owing by the Borrower or any Guarantor under or in connection with the Credit Agreement or any of the other Credit Documents.

SECTION 6. Reaffirmation and Confirmation. Each of Borrower and the Guarantors hereby (i) acknowledges and agrees that all of such party’s obligations under the Credit Agreement and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) the guaranties made by it pursuant to the Credit Agreement, and (iii) acknowledges and agrees that the grants of security interests by each of the Credit Parties contained in the Pledge and Security Agreement and any other Collateral Document shall remain in full force and effect after giving effect to this Amendment.

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SECTION 7. Costs and Expenses. Borrower shall pay all reasonable and documented costs and expenses of the Administrative Agent and Collateral Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of Sullivan & Cromwell LLP, as outside counsel to AMC, as Administrative Agent and Lender.

SECTION 8. Release. In consideration of the agreements of Administrative Agent and Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Borrower and the Guarantors, on behalf of itself and each of its respective Subsidiaries and the successors, assigns, and other legal representatives of Borrower, the Guarantors and their Subsidiaries, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, the Lender and each of its successors and assigns, and each of its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which Borrower, the Guarantors or their Subsidiaries or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Credit Agreement, the Credit Agreement as amended hereby, or any of the other Credit Documents or transactions hereunder or thereunder.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A facsimile signature of any party shall be sufficient to constitute the original execution of this Amendment by such party for all purposes.

SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11. Partial Invalidity. In case any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement or the other Credit Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12. Headings. Section headings are for reference purposes only and shall not be deemed to affect the meaning of the provisions hereof.

SECTION 13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and any assignment in contravention of the foregoing shall be absolutely void.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

FUBOTV INC., as Borrower

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer, President and Secretary

SPORTS RIGHTS MANAGEMENT, LLC, as
Guarantor

By:	fuboTV Inc., its sole member
By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer, President and Secretary

Signature Page to First Amendment to Credit Agreement

AMC NETWORKS VENTURES LLC, as
Administrative Agent and Collateral Agent

By:	/s/ Sean S. Sullivan
Name:	Sean S. Sullivan
Title:	EVP and CFO

AMC NETWORKS VENTURES LLC, as Lender

By:	/s/ Sean S. Sullivan
Name:	Sean S. Sullivan
Title:	EVP and CFO

Signature Page to First Amendment to Credit Agreement